Exhibit 99.2

CONSENT OF CREDIT SUISSE SECURITIES (USA) LLC

Members of the Conflicts Committee of the Board of Directors

PVG GP, as general partner of Penn Virginia GP Holdings, L.P.

Four Radnor Corporate Center

100 Matsonford Road

Radnor, Pennsylvania 19087

RE:	Proxy Statement of Penn Virginia GP Holdings, L.P. included in the proxy statement / prospectus, which forms part of the Registration Statement on Form S-4 of Penn Virginia Resource Partners, L.P.

Members of the Conflicts Committee of the Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated September 20, 2010, to the Conflicts Committee of the Board of Directors of PVG GP, as general partner of Penn Virginia GP Holdings, L.P. (“Holdings”), included as Annex D to the Proxy Statement of Holdings included in the proxy statement/prospectus, which forms part of the Registration Statement on Form S-4 of Penn Virginia Resource Partners, L.P. (the “Registration Statement”) filed with the Securities and Exchange Commission on October 22, 2010 and the references to our firm and our opinion in such Proxy Statement under the headings “SUMMARY— Opinion of the Holdings Conflicts Committee’s Financial Advisor,” “SPECIAL FACTORS—Background of the Merger,” “SPECIAL FACTORS— Recommendation of the Holdings Conflicts Committee and Holdings Board” and “SPECIAL FACTORS— Opinion of Credit Suisse Securities (USA) LLC—Financial Advisor to the Holdings Conflicts Committee.” The foregoing consent applies only to the Registration Statement being filed with the Securities and Exchange Commission as of the date hereof and not to any amendments or supplements thereto and our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any other registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Dated: October 22, 2010
/s/ Credit Suisse Securities (USA) LLC
CREDIT SUISSE SECURITIES (USA) LLC